Exhibit 10.119

PROMISSORY NOTE

DEFINED TERMS

Execution Date: February 27, 2014	City and State of Signing: Newport Beach, California
Loan Amount: $102,700,000.00	Interest Rate: 3.97% per annum

Borrower: KBSIII 222 MAIN, LLC, a Delaware limited liability company
Borrower’s Address:

c/o KBS Capital Advisors LLC

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

Attention:  Todd Smith, VP Controller, Corporate

and:

c/o KBS Capital Advisors LLC

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

Attention:  Tim Helgeson, SVP, Asset Management

and:

c/o KBS Capital Advisors LLC

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

Attention:  James Chiboucas, Esq., Vice Chairman and Chief Legal Officer

with a copy to:

Greenberg Traurig

3161 Michelson Drive, Suite 1000

Irvine, California 92612

Attention:  L. Bruce Fischer, Esq.

Holder: METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation

Holder’s Address:

10 Park Avenue

Morristown, New Jersey 07962

Attention:  Senior Vice President, Real Estate Investments

and:

Metropolitan Life Insurance Company

425 Market Street, Suite 1050

San Francisco, California 94105

Attention:  Vice President

and:

Metropolitan Life Insurance Company

425 Market Street, Suite 1050

San Francisco, California 94105

Attention:  Associate General Counsel

Maturity Date: March 1, 2021	Advance Date: The date funds are disbursed to Borrower.
Interest Only Period: The period beginning on the Advance Date and ending on February 29, 2016.	Principal and Interest Installment Date: April 1, 2016.

Interest Only Monthly Installment: Equal monthly installments of accrued interest only (at the Interest Rate), each in the amount of $339,765.84

Principal and Interest Monthly Installment:  Equal monthly installments of principal and interest (at the Interest Rate), each in the amount of $488,530.94

The Principal and Interest Monthly Installment is based upon an amortization period of 360 months.

Permitted Prepayment Period:  Commencing on September 1, 2017, Borrower may prepay the Loan (in whole but not in part) with a Prepayment Fee on 30 days’ prior written notice. In addition, commencing on March 1, 2019, Borrower may prepay the Loan (in whole but not in part) without a Prepayment Fee on 30 days’ prior written notice.

Sections 8, 9 and 10 set forth other provisions relating to permitted and prohibited prepayments.

Liable Party: KBS REIT PROPERTIES III, LLC, a Delaware limited liability company

Liable Party’s Address:

c/o KBS Capital Advisors LLC

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

Attention:  Todd Smith, VP Controller, Corporate

and:

c/o KBS Capital Advisors LLC

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

Attention:  Jeff Waldvogel, Director of Finance & Reporting

and:

c/o KBS Capital Advisors LLC

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

Attention:  James Chiboucas, Esq., Vice Chairman and Chief Legal Officer

with a copy to:

Greenberg Traurig

3161 Michelson Drive, Suite 1000

Irvine, California 92612

Attention:  L. Bruce Fischer, Esq.

Late Charge: An amount equal to four cents ($.04) for each dollar that is overdue.
Default Rate: An annual rate equal to the Interest Rate plus four percentage points (400 basis points).

Note:  This Promissory Note.

Deed of Trust:  Deed of Trust, Security Agreement and Fixture Filing dated as of the Execution Date granted by Borrower to the Trustee named in the Deed of Trust for the benefit of Holder, together with all extensions, renewals, modifications, restatements and amendments thereof.

Loan Documents:  This Note, the Deed of Trust and any other documents related to this Note and/or the Deed of Trust (except the Unsecured Indemnity Agreement and the Guaranty) and all renewals, amendments, modifications, restatements and extensions of these documents.

Guaranty:  Guaranty of Recourse Obligations dated as of the Execution Date and executed by Liable Party in favor of Holder, together with all extensions, renewals, modifications, restatements and amendments thereof.

Unsecured Indemnity Agreement:  Unsecured Indemnity Agreement dated as of the Execution Date and executed by Borrower in favor of Holder, together with all extensions, renewals, modifications, restatements and amendments thereof.

The Unsecured Indemnity Agreement and the Guaranty are not Loan Documents and shall survive repayment of the Loan or other termination of the Loan Documents in accordance with their terms.

Loan:  The loan evidenced by this Note.

FOR VALUE RECEIVED, Borrower promises to pay to the order of Holder at Holder’s Address or such other place as Holder may from time to time designate, the Loan Amount with interest payable in the manner described below, in money of the United States of America that at the time of payment shall be legal tender for payment of all obligations.

Capitalized terms which are not defined in this Note shall have the meanings set forth in the Deed of Trust.

1.          Payment of Principal and Interest.  Principal and interest under this Note shall be payable as follows:

(a)        Interest on the funded portion of the Loan Amount shall accrue from the Advance Date at the Interest Rate, and such interest for the period from the Advance Date through the last day of the month in which the Advance Date occurs shall be paid by Borrower in advance on the Advance Date;

(b)        Commencing on April 1, 2014, and on the first day of each calendar month thereafter, to and including the first day of the calendar month immediately preceding the Principal and Interest Installment Date, Borrower shall pay the Interest Only Monthly Installment;

(c)        Commencing on the Principal and Interest Installment Date, and on the first day of each calendar month thereafter, to and including the first day of the calendar month immediately preceding the Maturity Date, Borrower shall pay the Principal and Interest Monthly Installment; and

(d)        On the Maturity Date, a final payment in the aggregate amount of the unpaid principal sum evidenced by this Note, all accrued and unpaid interest, and all other sums evidenced by this Note (and all renewals, modifications, consolidations and extensions of this Note) or secured by the Deed of Trust and/or required to be paid by Borrower under any of the other Loan Documents as well as any future loans, advances or fundings under the Deed of Trust that may be made to or on behalf of Borrower by Holder following the Advance Date (collectively, the “Secured Indebtedness”), shall become immediately payable in full.

Borrower acknowledges and agrees that a substantial portion of the original Loan Amount shall be outstanding and due on the Maturity Date.

Interest shall be calculated on the basis of a thirty (30) day month and a three hundred sixty (360) day year, except that (i) if the Advance Date occurs on a date other than the first day of a calendar month, interest payable for the period commencing on the Advance Date and ending on the last day of the month in which the Advance Date occurs shall be calculated on the basis of the actual number of days elapsed over a 365 day or 366 day year, as applicable, and (ii) if the Maturity Date occurs on a date other than the last day of the month, interest payable for the period commencing on the first day of the month in which the Maturity Date occurs and ending on the Maturity Date shall be calculated on the basis of the actual number of days elapsed over a 365 day or 366 day year, as applicable.

2.          Application of Payments.  At the election of Holder, and to the extent permitted by law, all payments shall be applied in the order selected by Holder to any expenses, prepayment fees, late charges, escrow deposits and other sums due and payable under the Loan Documents, and to unpaid interest at the Interest Rate or at the Default Rate, as applicable. The balance of any payments shall be applied to reduce the then unpaid Loan Amount.

3.          Security.  The covenants of the Deed of Trust are incorporated by reference into this Note. This Note shall evidence, and the Deed of Trust shall secure, the Secured Indebtedness.

4.          Late Charge.  If any payment of interest, any payment of a Monthly Installment or any payment of a required escrow deposit is not paid within seven (7) days after the due date, Holder shall have the option to charge Borrower the Late Charge. The Late Charge is for the purpose of defraying the expenses incurred in connection with handling and processing delinquent payments and is payable in addition to any other remedy Holder may have. Unpaid Late Charges shall become part of the Secured Indebtedness and shall be added to any subsequent payments due under the Loan Documents.

5.          Acceleration Upon Default.  To the fullest extent permitted by law, at the option of Holder, the Secured Indebtedness, and all other sums evidenced and/or secured by the Loan Documents, including without limitation any applicable prepayment fees (collectively, the “Accelerated Loan Amount”) shall become immediately due and payable if:

(a)        Prior to a One-Time Transfer pursuant to Section 10.2 of the Deed of Trust, Borrower fails to pay any sum specified in this Note within ten (10) days after the date of written notice of such failure from Holder to Borrower, provided, however, that Holder shall not be required to provide such notice more than one (1) time in any twelve (12) month period or two (2) times in the aggregate during the term of the Loan, and in the event that Holder is no longer required to provide Borrower with such notices of such failure, then the failure of Borrower to pay any sum specified in this Note within ten (10) days of the date when such amount is due shall cause the Accelerated Loan Amount to become immediately due and payable; or

(b)        After a One-Time Transfer pursuant to Section 10.2 of the Deed of Trust, Borrower fails to pay any sum specified in this Note within ten (10) days after the date such payment is due.

6.          Interest Upon Default.  The Accelerated Loan Amount shall bear interest at the Default Rate which shall never exceed the maximum rate of interest permitted to be contracted for under the laws of the State. The Default Rate shall commence upon the occurrence of an Event of Default and shall continue until all defaults are cured.

7.          Limitation on Interest.  The agreements made by Borrower with respect to this Note and the other Loan Documents are expressly limited so that in no event shall the amount of interest received, charged or contracted for by Holder exceed the highest lawful amount of interest permissible under the laws applicable to the Loan. If at any time performance of any provision of this Note or the other Loan Documents results in the highest lawful rate of interest permissible under applicable laws being exceeded, then the amount of interest received, charged or contracted for by Holder shall automatically and without further action by any party be deemed to have been reduced to the highest lawful amount of interest then permissible under applicable laws. If Holder shall ever receive, charge or contract for, as interest, an amount which is unlawful, at Holder’s election, the amount of unlawful interest shall be refunded to Borrower (if actually paid) or applied to reduce the then unpaid Loan Amount. To the fullest extent permitted by applicable laws, any amounts contracted for, charged or received under the Loan Documents included for the purpose of determining whether the Interest Rate would exceed the highest lawful rate shall be calculated by allocating and spreading such interest to and over the full stated term of this Note.

8.          Prepayment.  Borrower shall not have the right to prepay all or any portion of the Loan Amount at any time during the term of this Note except as expressly set forth in the Defined Terms and Section 9(a)(ii) hereof, and Section 10.2(c) of the Deed of Trust. If Borrower provides notice of its intention to prepay, the Accelerated Loan Amount shall become due and payable on the date specified in the prepayment notice; provided, however, that no more than two (2) times in any twelve (12) month period, Borrower shall have the right (at no cost charged by Holder to Borrower) to revoke any notice to Holder of Borrower’s notice to prepay upon not less than five (5) business days’ prior written notice to Holder.

9.          Prepayment Fee.

(a)        Any tender of payment by Borrower or any other person or entity of the Secured Indebtedness, other than as expressly provided in the Loan Documents, shall constitute a prohibited prepayment. If a prepayment of all or any part of the Secured Indebtedness is made (i) following an Event of Default and an acceleration of the Maturity Date, (ii) as the result of the application of money to the principal of the Loan after a casualty or condemnation, or (iii) in connection with a purchase of the Property or a repayment of the

Secured Indebtedness at any time before, during or after, a judicial or non-judicial foreclosure sale of the Property, then to compensate Holder for the loss of the investment, Borrower shall pay an amount equal to the Prepayment Fee (as hereinafter defined). Notwithstanding the foregoing, so long as Borrower makes a good faith effort to recover any Prepayment Fee which would be due as a result of a casualty or condemnation, from the insurer in the case of a casualty or from the condemning authority, then the Prepayment Fee due as a result of the casualty or condemnation shall be waived except to the extent recovered by Borrower.

(b)        The “Prepayment Fee” shall be the greater of (A) the Prepayment Ratio (as hereafter defined) multiplied by the amount, if any, by which (x) exceeds (y), where (x) is the present value of all remaining payments of principal and interest including the outstanding principal due on the Maturity Date, discounted at the rate which, when compounded monthly, is equivalent to the Treasury Rate plus fifty (50) basis points compounded semi-annually, and (y) is the amount of the principal then outstanding, or (B) one percent (1%) of the amount of the principal being prepaid.

(c)        The “Treasury Rate” shall be the annualized yield on securities issued by the United States Treasury having a maturity equal to the remaining stated term of this Note, as quoted in the Federal Reserve Statistical Release [H. 15 (519)] under the heading “U.S. Government Securities - Treasury Constant Maturities” for the date which is five (5) Business Days prior to the date on which prepayment is being made. If this rate is not available as of such date, the Treasury Rate shall be determined by interpolating between the yield on securities of the next longer and next shorter maturity. If the Treasury Rate is no longer published, Holder shall select a comparable rate. Holder will, upon request, provide an estimate of the amount of the Prepayment Fee two (2) weeks before the date of the scheduled prepayment. A Business Day is a day on which Holder is conducting normal business operations.

(d)        The “Prepayment Ratio” shall be a fraction, the numerator of which shall be the amount of principal being prepaid, and the denominator of which shall be the principal then outstanding.

10.        Waiver of Right to Prepay Note Without Prepayment Fee.  Borrower acknowledges that Holder has relied upon the anticipated investment return under this Note in entering into transactions with, and in making commitments to, third parties and that the tender of any prohibited prepayment or any permitted prepayment which pursuant to the terms of this Note requires a Prepayment Fee, shall include the Prepayment Fee. Borrower agrees that the determination of the Interest Rate was based on the intent, expectation and agreement (and the Interest Rate would have been higher without such agreement) of Borrower and Holder that the amounts advanced under this Note would not be prepaid during the term of this Note, or if any such prepayment would occur, the Prepayment Fee would apply (except as expressly permitted by the terms of this Note). Borrower also agrees that the Prepayment Fee represents the reasonable estimate of Holder and Borrower of a fair average compensation for the loss that may be sustained by Holder as a result of a prepayment of this Note and it shall be paid without prejudice to the right of Holder to collect any other amounts provided to be paid under the Loan Documents.

EXCEPT AS EXPRESSLY OTHERWISE PROVIDED IN THIS NOTE OR IN THE OTHER LOAN DOCUMENTS, BORROWER EXPRESSLY (A) WAIVES ANY RIGHTS IT MAY HAVE UNDER UTAH LAW TO PREPAY THIS NOTE, IN WHOLE OR IN PART, WITHOUT FEE OR PENALTY, UPON ACCELERATION OF THE MATURITY DATE OF THIS NOTE, AND (B) AGREES THAT IF, FOR ANY REASON, A PREPAYMENT OF THIS NOTE IS MADE, UPON OR FOLLOWING ANY ACCELERATION OF THE MATURITY DATE OF THIS NOTE BY HOLDER ON ACCOUNT OF ANY DEFAULT BY BORROWER UNDER ANY LOAN DOCUMENT, INCLUDING BUT NOT LIMITED TO ANY TRANSFER, FURTHER ENCUMBRANCE OR DISPOSITION WHICH IS PROHIBITED OR RESTRICTED BY THE DEED OF TRUST, THEN BORROWER SHALL BE OBLIGATED TO PAY CONCURRENTLY THE PREPAYMENT FEE SPECIFIED IN SECTION 9. BORROWER AGREES THAT HOLDER’S AGREEMENT TO MAKE THE LOAN AT THE INTEREST RATE AND FOR THE TERM SET FORTH IN THIS NOTE CONSTITUTES ADEQUATE CONSIDERATION FOR THIS WAIVER AND AGREEMENT.

11.        Liability of Borrower.

(a)        Upon the occurrence of an Event of Default, except as provided in this Section 11, Holder will look solely to the Property and the security under the Loan Documents for the repayment of the Secured Indebtedness and will not enforce a deficiency judgment against Borrower. However, nothing contained in this section shall limit the rights of Holder to proceed against Borrower and/or Liable Party (but not any of their respective constituent members, partners, or shareholders, direct or indirect, other than Liable Party under the Guaranty), if any, (i) to enforce any Leases entered into by Borrower or its affiliates, as a tenant under any of the Leases; (ii) to recover damages for fraud, material misrepresentation, material breach of warranty (and in order to recover from Liable Party, material, intentional misrepresentation or material, intentional breach of warranty) or intentional material physical waste; (iii) to recover any Condemnation Proceeds or Insurance Proceeds or other similar funds which have been misapplied by Borrower in violation of the Loan Documents or which, under the terms of the Loan Documents, should have been paid to Holder; (iv) to recover any (A) tenant security deposits, tenant letters of credit or other tenant deposits or tenant termination, restoration, or signage fees or other similar fees paid to Borrower in connection with the Property and that are not applied as expressly set forth in the Loan Documents, (B) prepaid rents for a period of more than 30 days after an Event of Default or (C) amounts which were not deposited as and when required pursuant to Section 3 of the Reserve Agreement; (v) to recover Rents and Profits received by Borrower after the first day of the month in which an Event of Default occurs and prior to the date Holder acquires title to the Property which have not been applied to the Loan or in accordance with the Loan Documents to operating and maintenance expenses of the Property; (vi) to recover solely from Borrower (and not Liable Party with respect to this clause (vi)) damages, costs and expenses arising from, or in connection with Article 6 of the Deed of Trust pertaining to hazardous materials or the Unsecured Indemnity Agreement; (vii) with respect to Borrower only (and not Liable Party) to recover all amounts due and payable pursuant to Sections 11.6 and 11.7 of the Deed of Trust and any amount expended by Holder and Trustee in connection with a foreclosure or trustee’s sale thereunder; (viii) to recover costs and damages arising from Borrower’s failure to pay Premiums or Impositions in the event that Borrower is not required to deposit such amounts with Holder pursuant to Section 2.5 of the Deed of Trust;

and/or (ix) to recover damages arising from Borrower’s failure to comply with Section 8.1 of the Deed of Trust pertaining to ERISA.

(b)        The limitation of liability in Section 11(a) shall not apply and the Loan shall be fully recourse to Borrower and Liable Party (but not any of their respective constituent members, partners, or shareholders, direct or indirect, other than Liable Party under the Guaranty) in the event that prior to the repayment of the Secured Indebtedness, Borrower commences a voluntary bankruptcy or insolvency proceeding or is involved in a collusive involuntary bankruptcy or insolvency proceeding, which is not dismissed within one hundred twenty (120) days of filing. In addition, this agreement shall not waive any rights which Holder would have under any provisions of the Bankruptcy Code to file a claim for the full amount of the Secured Indebtedness or to require that the Property shall continue to secure all of the Secured Indebtedness.

(c)        The limitation of liability in Section 11(a) shall not apply and the Loan shall be fully recourse to Borrower and Liable Party (but not any of their respective constituent members, partners, or shareholders, direct or indirect, other than Liable Party under the Guaranty) in the event there is a Voluntary Transfer or a voluntary Secondary Financing except as permitted in the Loan Documents or otherwise approved in writing by Beneficiary. For purposes of this paragraph (c) only, “Voluntary Transfer” shall mean a Transfer of ownership of the Property or of ownership in entities directly or indirectly owning the Property, in each case which is voluntary.

(d)        The limitation of liability in Section 11(a) shall not apply and the Loan shall be fully recourse to Borrower (but not Liable Party nor any of Borrower’s other constituent members, partners, or shareholders, direct or indirect) if an Event of Default occurs pursuant to Section 11.1(j) of the Deed of Trust.

12.        Waiver by Borrower.  Except as expressly otherwise provided in this Note or in the other Loan Documents, Borrower and others who may become liable for the payment of all or any part of this Note, and each of them, waive diligence, demand, presentment for payment, notice of nonpayment, protest, notice of dishonor and notice of protest, notice of intent to accelerate and notice of acceleration and specifically consent to and waive notice of any amendments, modifications, renewals or extensions of this Note, including the granting of extension of time for payment, whether made to or in favor of Borrower or any other person or persons.

13.        Exercise of Rights.  No single or partial exercise by Holder, or delay or omission in the exercise by Holder, of any right or remedy under the Loan Documents shall waive or limit the exercise of any such right or remedy. Holder shall at all times have the right to proceed against any portion of or interest in the Property in the manner that Holder may deem appropriate, without waiving any other rights or remedies. The release of any party under this Note shall not operate to release any other party which is liable under this Note and/or under the other Loan Documents or under the Unsecured Indemnity Agreement.

14.        Fees and Expenses.  If Borrower defaults under this Note, Borrower shall be personally liable for and shall pay to Holder, in addition to the sums stated above, the reasonable costs and expenses of enforcement and collection, including a reasonable sum as an attorneys’ fee. This obligation is not limited by Section 11.

15.        No Amendments.  This Note may not be modified or amended except in a writing executed by Borrower and Holder. No waivers shall be effective unless they are set forth in a writing signed by the party which is waiving a right. This Note and the other Loan Documents are the final expression of the lending relationship between Borrower and Holder.

16.        Governing Law.  This Note is to be construed and enforced in accordance with the laws of the State in which the Property is located.

17.        Construction.  The words “Borrower” and “Holder” shall be deemed to include their respective heirs, representatives, successors and assigns, and shall denote the singular and/or plural, and the masculine and/or feminine, and natural and/or artificial persons, as appropriate. The provisions of this Note shall remain in full force and effect notwithstanding any changes in the shareholders, partners or members of Borrower. If more than one party is Borrower, the obligations of each party shall be joint and several. The captions in this Note are inserted only for convenience of reference and do not expand, limit or define the scope or intent of any section of this Note.

18.        Notices.  All notices, demands, requests and consents permitted or required under this Note shall be given in the manner prescribed in the Deed of Trust.

19.        Time of the Essence.  Time shall be of the essence with respect to all of Borrower’s obligations under this Note.

20.        Severability.  If any provision of this Note should be held unenforceable or void, then that provision shall be deemed separable from the remaining provisions and shall not affect the validity of this Note, except that if that provision relates to the payment of any monetary sum, then Holder may, at its option, declare the Secured Indebtedness (together with the Prepayment Fee) immediately due and payable.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Borrower has executed this Promissory Note as of the Execution Date.

KBSIII 222 MAIN, LLC,
a Delaware limited liability company

By:	KBSIII REIT ACQUISITION XIII, LLC,
a Delaware limited liability company, its sole member

	By:	KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company, its sole member

		By:	KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership, its sole member

			By:	KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation, its general partner

By: /s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr., Chief Executive Officer

Promissory Note